REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Multi-State Municipal Trust:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Pennsylvania Municipal Fund (one of the portfolios constituting the Oppenheimer Multi-State Municipal Trust), including the statement of investments, as of July 29, 2011, and the related statement of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 29, 2011, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Pennsylvania Municipal Fund as of July 29, 2011, the results of its operations and cash flows for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.
KPMG llp
Denver, Colorado
September 20, 2011

STATEMENT OF INVESTMENTS July 29, 2011*

Principal
Amount		Coupon		Maturity	Value

Municipal Bonds and Notes—118.2%
Pennsylvania—91.1%
$10,000	Allegheny County, PA COP[1]	5.000%		12/01/2028	$9,806
24,750,000	Allegheny County, PA GO1	0.732	[2]	11/01/2026	20,215,800
130,000	Allegheny County, PA HDA (Catholic Health East)[1]	5.375		11/15/2022	132,009
75,000	Allegheny County, PA HDA (Catholic Health East)[1]	5.500		11/15/2032	75,383
80,000	Allegheny County, PA HDA (Jefferson Regional Medical Center)[1]	5.125		05/01/2025	74,378
25,000	Allegheny County, PA HDA (Jefferson Regional Medical Center)[1]	5.125		05/01/2029	22,277
3,150,000	Allegheny County, PA HDA (Ohio Valley General Hospital)[1]	5.125		04/01/2035	2,511,275
18,154	Allegheny County, PA HDA (The Covenant at South Hills)[3]	7.700		02/01/2008	—
18,154	Allegheny County, PA HDA (The Covenant at South Hills)[3]	7.800		02/01/2009	—
1,114,675	Allegheny County, PA HDA (The Covenant at South Hills)[3]	8.625		02/01/2021	11
221,483	Allegheny County, PA HDA (The Covenant at South Hills)[3]	8.750		02/01/2031	2
21,095,000	Allegheny County, PA HDA (UPMC Health System)[1]	1.002	[2]	02/01/2037	16,459,585
35,000	Allegheny County, PA HDA (UPMC Health System)[1]	5.375		08/15/2029	36,047
1,310,000	Allegheny County, PA HEBA (Carlow University)[1]	6.000		11/01/2021	1,339,252
1,125,000	Allegheny County, PA HEBA (Carlow University)[1]	6.750		11/01/2031	1,156,264
50,000	Allegheny County, PA HEBA (Chatham College)[1]	5.250		11/15/2019	50,027
8,000,000	Allegheny County, PA HEBA (Chatham College)[1]	5.750		11/15/2035	7,937,120
810,000	Allegheny County, PA HEBA (Chatham College)[1]	5.850		03/01/2022	812,786
1,000,000	Allegheny County, PA HEBA (Chatham College)[1]	5.950		03/01/2032	1,001,540
1,250,000	Allegheny County, PA HEBA (Robert Morris University)[1]	5.500		10/15/2030	1,251,675
2,700,000	Allegheny County, PA HEBA (Robert Morris University)[1]	5.750		10/15/2040	2,575,098
2,500,000	Allegheny County, PA HEBA (Robert Morris University)[1]	5.900		10/15/2028	2,521,625
15,000	Allegheny County, PA HEBA (Robert Morris University)[1]	6.000		05/01/2028	15,317
2,000,000	Allegheny County, PA HEBA (Robert Morris University)[1]	6.000		10/15/2038	1,981,240
3,245,000	Allegheny County, PA HEBA (Waynesburg College)[1]	4.800		05/01/2036	2,705,778
10,000	Allegheny County, PA IDA (ARC Allegheny Foundation)[1]	5.000		12/01/2028	6,829
1,200,000	Allegheny County, PA IDA (Propel Charter School-East)[1]	6.375		08/15/2035	1,139,292
1,000,000	Allegheny County, PA IDA (Propel Charter School-Montour)[1]	6.750		08/15/2035	902,150
1,000,000	Allegheny County, PA IDA (RR/RRSW/RRDC Obligated Group)[1]	5.000		09/01/2021	961,630
1,225,000	Allegheny County, PA IDA (RR/RRSW/RRDC Obligated Group)[1]	5.100		09/01/2026	1,109,703
1,325,000	Allegheny County, PA IDA (RR/RRSW/RRDC Obligated Group)[1]	5.125		09/01/2031	1,144,813
1,510,000	Allegheny County, PA Redevel. Authority (Pittsburgh Mills)[1]	5.100		07/01/2014	1,552,144
23,750,000	Allegheny County, PA Redevel. Authority (Pittsburgh Mills)[1]	5.600		07/01/2023	22,143,313

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$280,000	Allegheny County, PA Redevel. Authority (Robinson Mall)[1]	6.875%	11/01/2017	$280,319
75,000	Allegheny County, PA Redevel. Authority (Robinson Mall)[1]	7.000	11/01/2017	75,094
1,730,000	Allegheny County, PA Residential Finance Authority (Broadview Manor Apartments)[1]	5.950	01/20/2043	1,727,526
1,340,000	Allegheny County, PA Residential Finance Authority (Independence House Apartments)[1]	6.100	01/20/2043	1,352,315
1,730,000	Allegheny County, PA Residential Finance Authority (Versailles Apartments)[1]	6.160	01/20/2043	1,752,732
5,000	Beaver County, PA Hospital Authority (Valley Health System)[1]	5.000	05/15/2028	5,001
13,000,000	Berks County, PA Municipal Authority (Reading Hospital & Medical Center)[4]	5.500	11/01/2031	13,649,350
1,750,000	Bethlehem, PA GO1	6.500	12/01/2032	1,904,333
40,000	Blair County, PA IDA (The Village at Penn State Retirement Community)[3]	6.400	01/01/2012	23,980
4,140,000	Blair County, PA IDA (The Village at Penn State Retirement Community)[3]	6.900	01/01/2022	2,481,889
7,135,000	Blair County, PA IDA (The Village at Penn State Retirement Community)[3]	7.000	01/01/2034	4,277,361
50,000	Blair County, PA IDA (The Village at Penn State Retirement Community)[3]	10.000	01/01/2012	2,655
1,180,000	Bonneauville Borough, PA Municipal Authority[1]	5.250	06/01/2037	1,114,640
2,000,000	Bonneauville Borough, PA Municipal Authority[1]	5.300	06/01/2043	1,866,300
1,000,000	Bucks County, PA IDA (Chandler Hall Health Care Facility)[1]	6.200	05/01/2019	961,260
10,000	Bucks County, PA IDA (Chandler Hall Health Care Facility)[1]	6.300	05/01/2029	8,694
1,000,000	Bucks County, PA IDA (Lutheran Community Telford Center)[1]	5.750	01/01/2027	854,170
80,000	Bucks County, PA IDA (USX Corp.)[1]	5.600	03/01/2033	79,078
2,000,000	Butler County, PA Hospital Authority (Butler Health System)[1]	7.250	07/01/2039	2,174,060
480,000	Butler County, PA IDA (Greenview Gardens Apartments)[1]	6.000	07/01/2023	472,757
880,000	Butler County, PA IDA (Greenview Gardens Apartments)[1]	6.250	07/01/2033	825,194
100,000	Cambridge, PA Area Joint Authority[1]	5.250	12/01/2021	100,070
2,865,000	Cambridge, PA Area Joint Authority[1]	6.000	12/01/2037	2,960,319
30,000	Carbondale, PA Hsg. Corp.[1]	8.125	05/01/2019	30,044
1,000,000	Centre County, PA Hospital Authority (Mt. Nittany Medical Center)[1]	6.250	11/15/2041	1,033,630
3,995,000	Centre County, PA Hospital Authority (Mt. Nittany Medical Center)[1]	6.250	11/15/2044	4,114,650
2,000,000	Centre County, PA Hospital Authority (Mt. Nittany Medical Center)[1]	7.000	11/15/2046	2,162,560
10,000	Chester County, PA H&EFA (Chester County Hospital)	5.875	07/01/2016	10,039
2,330,000	Chester County, PA H&EFA (Chester County Hospital)[1]	6.750	07/01/2021	2,330,862
8,750,000	Chester County, PA H&EFA (Chester County Hospital)[1]	6.750	07/01/2031	8,367,188
245,000	Chester County, PA H&EFA (Devereaux Foundation)[1]	5.500	05/01/2027	245,669

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$23,915,000	Chester County, PA IDA (Aqua Pennsylvania)[4]	5.000%	02/01/2041	$23,953,783
1,100,000	Chester County, PA IDA (Collegium Charter School)[1]	5.000	04/15/2022	959,332
7,595,000	Chester County, PA IDA (Collegium Charter School)[1]	5.500	04/15/2031	6,231,773
3,450,000	Cumberland County, PA Municipal Authority (Asbury Atlantic)[1]	6.000	01/01/2040	3,073,019
1,000,000	Cumberland County, PA Municipal Authority (Diakon Lutheran Ministries)[1]	5.000	01/01/2027	924,900
1,000,000	Cumberland County, PA Municipal Authority (Presbyterian Homes)[1]	5.000	12/01/2020	1,016,490
950,000	Cumberland County, PA Municipal Authority (Presbyterian Homes)[1]	5.000	12/01/2021	960,754
6,605,000	Delaware County, PA Authority (Cabrini College)[1]	5.500	07/01/2024	6,617,814
60,000	Delaware County, PA Authority (CCMC)[1]	5.300	12/01/2027	54,497
2,500,000	Delaware County, PA Authority (CCMC/CKHS/DCMH Obligated Group)[1]	5.000	12/15/2026	2,223,375
15,000	Delaware County, PA Authority (CCMC/CKHS/DCMH Obligated Group)[1]	5.375	12/01/2018	15,005
25,000	Delaware County, PA Authority (CCMC/CKHS/DCMH Obligated Group)[1]	6.250	12/15/2022	26,064
25,000	Delaware County, PA Authority (CCMC/CKHS/DCMH Obligated Group)[1]	6.250	12/15/2031	26,064
5,900,000	Delaware County, PA Authority (CKHS/CCMC/DCMH Obligated Group)[1]	5.000	12/15/2031	4,972,343
120,000	Delaware County, PA Authority (MAS/MCMCSPA/MHH/MHP/MHSSPA Obligated Group)[1]	5.375	11/15/2023	130,651
1,160,000	Delaware County, PA Authority (Neumann College)[1]	6.000	10/01/2025	1,203,628
280,000	Delaware County, PA Authority (Neumann College)[1]	6.000	10/01/2030	285,026
1,000,000	Delaware County, PA Authority (Neumann College)[1]	6.125	10/01/2034	1,014,070
3,000,000	Delaware County, PA Authority (Neumann College)[1]	6.250	10/01/2038	3,112,830
1,250,000	Delaware County, PA Authority (Neumann University)[1]	5.000	10/01/2025	1,241,138
1,250,000	Delaware County, PA Authority (Neumann University)[1]	5.250	10/01/2031	1,224,025
18,705,000	Delaware County, PA IDA (Aqua Pennsylvania)[4]	5.000	11/01/2038	18,689,650
4,410,000	Delaware County, PA IDA (Naamans Creek)[1]	7.000	12/01/2036	4,025,933
45,000	Delaware County, PA IDA (Philadelphia Suburban Water Company)[1]	5.350	10/01/2031	45,222
50,000	Delaware River Port Authority PA/NJ1	5.000	01/01/2026	50,000
145,000	Delaware River Port Authority PA/NJ1	5.625	01/01/2013	145,593
2,605,000	Delaware River Port Authority PA/NJ1	5.625	01/01/2026	2,608,022
25,000	Derry Township, PA Municipal Authority[1]	5.100	12/01/2020	25,038
4,000,000	Erie County, PA Hospital Authority (St. Vincent’s Health)[1]	7.000	07/01/2027	4,033,640
140,000	Erie County, PA IDA (International Paper Company)[1]	5.000	11/01/2018	141,119
26 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

Principal
Amount		Coupon		Maturity	Value

Pennsylvania Continued
$1,000,000	Erie, PA Higher Education Building Authority (Gannon University)[1]	5.375%		05/01/2030	$1,000,260
2,565,000	Erie, PA Higher Education Building Authority (Gannon University)[1]	5.500		05/01/2040	2,535,528
3,000,000	Erie, PA Higher Education Building Authority (Mercyhurst College)[1]	5.500		03/15/2038	2,910,090
1,680,000	Erie-Western PA Port Authority[1]	5.125		06/15/2016	1,845,463
5,180,000	Fayette County, PA Redevel. Authority (Fayette Crossing)[1]	7.000		09/01/2019	5,246,408
80,000	Harrisburg, PA GO	9.415	[5]	03/15/2012	75,422
165,000	Harrisburg, PA GO	9.510	[5]	09/15/2012	148,426
100,000	Harrisburg, PA GO	9.600	[5]	09/15/2011	98,944
45,000	Harrisburg, PA GO	9.600	[5]	03/15/2012	42,197
175,000	Harrisburg, PA GO	9.600	[5]	03/15/2013	150,204
125,000	Harrisburg, PA GO	9.600	[5]	09/15/2013	102,370
10,000	Harrisburg, PA GO	9.600	[5]	09/15/2015	6,788
40,000	Harrisburg, PA GO	9.600	[5]	03/15/2016	25,793
210,000	Harrisburg, PA GO	9.601	[5]	03/15/2015	149,396
50,000	Harrisburg, PA GO	9.614	[5]	09/15/2016	30,748
25,000	Harrisburg, PA GO	9.624	[5]	03/15/2014	19,535
70,000	Harrisburg, PA GO	9.727	[5]	09/15/2015	47,515
150,000	Harrisburg, PA GO	10.084	[5]	03/15/2015	106,712
115,000	Harrisburg, PA GO	10.366	[5]	03/15/2013	98,706
50,000	Harrisburg, PA GO	11.012	[5]	09/15/2013	40,948
6,925,000	Horsham, PA Industrial and Commercial Devel. Authority (Pennsylvania LTC)[1]	6.000		12/01/2037	5,439,795
140,000	Indiana County, PA IDA Pollution Control (PSEG Power LLC)[1]	5.850		06/01/2027	140,567
25,000	Lancaster County, PA Hospital Authority (Landis Homes Retirement Community)[1]	5.700		09/01/2018	23,088
20,000	Lancaster County, PA Hospital Authority (Landis Homes Retirement Community)[1]	5.750		09/01/2023	17,113
25,000	Lancaster County, PA Hospital Authority (St. Anne’s Home for the Aged)[1]	6.500		04/01/2015	25,004
5,000	Latrobe, PA IDA (St. Vincent College)[1]	5.375		05/01/2013	5,194
10,000	Latrobe, PA IDA (St. Vincent College)[1]	5.375		05/01/2018	10,014
35,000	Latrobe, PA IDA (St. Vincent College)[1]	5.700		05/01/2031	35,124
13,470,000	Lawrence County, PA IDA (Shenango Presbyterian Center)[1]	5.625		11/15/2037	10,441,540
1,020,000	Lehigh County, PA GPA (Bible Fellowship Church Home)[1]	6.000		12/15/2023	931,637
1,060,000	Lehigh County, PA GPA (Bible Fellowship Church Home)[1]	7.625		11/01/2021	1,078,826
750,000	Lehigh County, PA GPA (Bible Fellowship Church Home)[1]	7.750		11/01/2033	755,693
410,000	Lehigh County, PA GPA (Desales University)[1]	5.125		12/15/2023	404,621
865,000	Lehigh County, PA GPA (Kidspeace Obligated Group)	5.800		11/01/2012	760,162

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$2,000,000	Lehigh County, PA GPA (Kidspeace Obligated Group)	6.000%	11/01/2018	$1,328,540
8,190,000	Lehigh County, PA GPA (Kidspeace Obligated Group)	6.000	11/01/2018	5,440,371
3,600,000	Lehigh County, PA GPA (Kidspeace Obligated Group)	6.000	11/01/2023	2,201,148
1,100,000	Lehigh County, PA GPA (Kidspeace Obligated Group)	6.000	11/01/2023	672,573
2,700,000	Lehigh Northampton, PA Airport Authority[1]	6.000	05/15/2030	2,699,757
10,000	Luzerne County, PA Flood Protection Authority[1]	5.000	01/15/2023	10,004
5,000,000	Luzerne County, PA IDA[1]	7.750	12/15/2027	4,914,450
22,500,000	Luzerne County, PA IDA (Pennsylvania-American Water)[4]	5.100	09/01/2034	21,888,900
10,000	Luzerne County, PA IDA (Pennsylvania-American Water)[1]	5.100	09/01/2034	9,728
2,730,000	McKean County, PA Hospital Authority (Bradford Hospital)[1]	5.000	10/01/2020	2,114,358
2,900,000	McKean County, PA Hospital Authority (Bradford Hospital)[1]	5.250	10/01/2030	1,851,273
10,000	Mifflin County, PA GO1	5.625	09/01/2028	10,028
11,060,000	Mifflin County, PA Hospital Authority (Lewiston Hospital/Lewiston Healthcare Foundation Obligated Group)[1]	5.125	07/01/2030	10,113,706
595,000	Millcreek, PA Richland Joint Authority[1]	5.250	08/01/2022	602,943
855,000	Millcreek, PA Richland Joint Authority[1]	5.375	08/01/2027	844,612
1,000,000	Millcreek, PA Richland Joint Authority[1]	5.500	08/01/2037	949,690
2,445,000	Millcreek, PA Richland Joint Authority[1]	5.500	08/01/2037	2,321,992
160,000	Monroe County, PA Hospital Authority (Pocono Medical Center)[1]	5.625	01/01/2032	160,246
10,000	Montgomery County, PA HEHA (Abington Memorial Hospital)[1]	5.000	06/01/2028	9,999
20,000	Montgomery County, PA HEHA (Abington Memorial Hospital)[1]	5.125	06/01/2027	20,052
20,000	Montgomery County, PA HEHA (Abington Memorial Hospital)[1]	5.125	06/01/2032	19,885
140,000	Montgomery County, PA HEHA (Holy Redeemer Health System)[1]	5.250	10/01/2023	135,526
50,000	Montgomery County, PA HEHA (Holy Redeemer Health System)[1]	5.250	10/01/2027	45,521
80,000	Montgomery County, PA HEHA (Holy Redeemer Physician & Ambulatory Services)[1]	5.250	10/01/2023	77,443
21,000,000	Montgomery County, PA IDA[4]	5.375	08/01/2038	21,626,850
1,500,000	Montgomery County, PA IDA[1]	5.375	08/01/2038	1,544,775
880,000	Montgomery County, PA IDA (ACTS Retirement Life Community)[1]	5.250	11/15/2028	833,950
270,000	Montgomery County, PA IDA (Pennsylvania-American Water Company)[1]	5.050	06/01/2029	263,623
3,840,000	Montgomery County, PA IDA (Wordsworth Academy)[1]	8.000	09/01/2024	3,840,192
1,000,000	Mount Lebanon, PA Hospital Authority (St. Claire Memorial Hospital)[1]	5.625	07/01/2032	1,002,390

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$2,085,000	New Wilmington, PA Municipal Authority (Westminster College)[1]	5.000%	05/01/2027	$1,988,569
20,000	Northampton County, PA IDA (Moravian Hall Square)[1]	5.550	07/01/2014	20,046
40,000	Northampton County, PA IDA (Moravian Hall Square)[1]	5.700	07/01/2020	40,023
830,000	Northumberland County, PA IDA (Aqua Pennsylvania)[1]	5.050	10/01/2039	806,254
1,205,000	Northumberland County, PA IDA (NHS Youth Services)[1]	5.500	02/15/2033	692,405
1,700,000	Northumberland County, PA IDA (NHS Youth Services)[1]	7.500	02/15/2029	1,305,872
3,605,000	Northumberland County, PA IDA (NHS Youth Services)[1]	7.750	02/15/2029	2,841,245
16,000,000	PA Commonwealth Financing Authority[4]	5.000	06/01/2032	16,453,760
1,550,000	PA Commonwealth Financing Authority[1]	5.000	06/01/2032	1,593,958
11,400,000	PA EDFA (30th Street Garage)[1]	5.875	06/01/2033	11,412,198
10,000,000	PA EDFA (Albert Einstein Healthcare)[1]	6.250	10/15/2023	10,409,500
50,000	PA EDFA (Amtrak)	6.000	11/01/2011	50,475
250,000	PA EDFA (Amtrak)[1]	6.125	11/01/2021	252,685
5,005,000	PA EDFA (Amtrak)[1]	6.250	11/01/2031	5,030,776
12,475,000	PA EDFA (Amtrak)[1]	6.375	11/01/2041	12,524,900
39,737,908	PA EDFA (Bionol Clearfield)[3]	8.500	07/15/2015	26,086,347
885,000	PA EDFA (DGABC/DGABF/DGABEI Obligated Group)[1]	5.625	12/01/2015	886,628
690,000	PA EDFA (Fayette Thermal)[1]	5.250	12/01/2016	608,463
35,000	PA EDFA (Fayette Thermal)[1]	5.500	12/01/2021	26,416
14,700,000	PA EDFA (National Gypsum Company)[1]	6.125	11/01/2027	12,191,886
5,000,000	PA EDFA (National Gypsum Company)[1]	6.250	11/01/2027	4,203,100
1,800,000	PA EDFA (Northampton Generating)	6.500	01/01/2013	1,234,152
21,800,000	PA EDFA (Northampton Generating)	6.600	01/01/2019	12,248,548
500,000	PA EDFA (Northampton Generating)[3]	6.875	01/01/2011	121,300
12,000,000	PA EDFA (Northampton Generating)[3]	6.950	01/01/2021	3,042,600
45,000	PA EDFA (Northwestern Human Services)[1]	5.125	06/01/2018	41,459
3,000,000	PA EDFA (Northwestern Human Services)[1]	5.250	06/01/2028	2,344,560
3,000,000	PA EDFA (Philadelphia Biosolids Facility)[1]	6.250	01/01/2032	3,115,080
3,000,000	PA EDFA (US Airways Group)	8.000	05/01/2029	3,097,590
50,000	PA EDFA (York Water Company)[1]	6.000	11/01/2038	50,382
30,000,000	PA Geisinger Authority Health System, Series A4	5.250	06/01/2039	30,733,500
755,000	PA HEFA (Allegheny Delaware Valley Obligated Group)[1]	5.700	11/15/2011	754,283
3,185,000	PA HEFA (Allegheny Delaware Valley Obligated Group)[1]	5.875	11/15/2021	2,966,796
1,025,000	PA HEFA (Assoc. of Independent Colleges & Universities)[1]	5.125	05/01/2032	960,220
100,000	PA HEFA (California University of Pennsylvania Student Assoc.)[1]	5.000	07/01/2028	80,596
250,000	PA HEFA (California University of Pennsylvania Student Assoc.)[1]	6.750	09/01/2020	254,368

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$115,000	PA HEFA (California University of Pennsylvania Student Assoc.)[1]	6.750%	09/01/2032	$116,014
55,000	PA HEFA (California University of Pennsylvania Student Assoc.)[1]	6.800	09/01/2025	55,659
1,475,000	PA HEFA (College of Science & Agriculture)[1]	5.350	04/15/2028	1,352,708
1,460,000	PA HEFA (Delaware Valley College of Science & Agriculture)[1]	5.650	04/15/2025	1,415,193
815,000	PA HEFA (Delaware Valley College of Science & Agriculture)[1]	5.750	04/15/2029	779,189
220,000	PA HEFA (Delaware Valley College of Science & Agriculture)[1]	5.750	04/15/2034	204,712
3,210,000	PA HEFA (Delaware Valley College of Science & Agriculture)[1]	5.800	04/15/2030	3,068,632
3,385,000	PA HEFA (Delaware Valley College of Science & Agriculture)[1]	5.800	04/15/2033	3,185,860
6,285,000	PA HEFA (Edinboro University Foundation)[1]	5.750	07/01/2028	6,305,992
3,000,000	PA HEFA (Edinboro University Foundation)[1]	5.800	07/01/2030	2,986,200
9,000,000	PA HEFA (Edinboro University Foundation)[1]	5.875	07/01/2038	8,814,870
8,225,000	PA HEFA (Edinboro University Foundation)[1]	6.000	07/01/2042	8,133,291
3,500,000	PA HEFA (Edinboro University Foundation)[1]	6.000	07/01/2043	3,455,690
4,000,000	PA HEFA (Elizabethtown College)[1]	5.000	12/15/2027	3,942,640
130,000	PA HEFA (Frontier II)[1]	5.125	04/01/2033	110,972
2,000,000	PA HEFA (La Salle University)[1]	5.000	05/01/2037	1,809,460
50,000	PA HEFA (La Salle University)[1]	5.500	05/01/2034	50,045
1,490,000	PA HEFA (Marywood University)[1]	5.125	06/01/2029	1,417,944
70,000	PA HEFA (MCP/HUHS/AUS Obligated Group)[1]	5.875	11/15/2016	68,394
30,085,000	PA HEFA (MCP/HUHS/AUS Obligated Group)[1]	5.875	11/15/2016	29,394,833
9,740,000	PA HEFA (MCP/HUHS/AUS Obligated Group)[1]	5.875	11/15/2021	9,072,713
250,000	PA HEFA (Philadelphia University)[1]	5.000	06/01/2035	222,550
3,000,000	PA HEFA (Philadelphia University)[1]	5.125	06/01/2025	2,945,880
2,000,000	PA HEFA (Philadelphia University)[1]	5.250	06/01/2032	1,886,240
2,005,000	PA HEFA (Philadelphia University)[1]	5.500	06/01/2020	2,072,689
3,000,000	PA HEFA (Shippensburg University)[1]	6.000	10/01/2031	3,047,640
7,000,000	PA HEFA (Shippensburg University)[1]	6.250	10/01/2043	7,115,080
105,000	PA HEFA (St. Francis University)[1]	5.750	11/01/2023	105,143
3,925,000	PA HEFA (St. Francis University)[1]	6.250	11/01/2018	4,030,583
3,000,000	PA HEFA (State System Higher Education)[1]	5.000	06/15/2030	3,208,560
4,615,000	PA HEFA (University of Pennsylvania Health System)[1]	5.750	08/15/2041	4,844,689
60,000	PA HEFA (University of the Arts)[1]	5.500	03/15/2020	59,509
2,000,000	PA HEFA (University of the Arts)[1]	5.625	03/15/2025	1,874,100
1,520,000	PA HEFA (University of the Arts)[1]	5.750	03/15/2030	1,374,962
100,000	PA HEFA (UPMC Health System)[1]	5.000	08/01/2029	100,028
650,000	PA HEFA (Widener University)[1]	5.000	07/15/2026	657,196
100,000	PA HEFA (Widener University)[1]	5.250	07/15/2024	101,597
70,000	PA HEFA (Widener University)[1]	5.400	07/15/2036	70,114

Principal
Amount		Coupon		Maturity	Value

Pennsylvania Continued
$33,325,000	PA HFA (Single Family Mtg.), Series 100A4	5.350%		10/01/2033	$33,698,995
10,985,000	PA HFA (Single Family Mtg.), Series 73A4	5.350		10/01/2022	10,999,067
10,030,000	PA HFA (Single Family Mtg.), Series 74B4	5.150		10/01/2022	10,072,427
17,305,000	PA HFA (Single Family Mtg.), Series 96A4	4.700		10/01/2037	16,194,320
9,000,000	PA HFA (Single Family Mtg.), Series 99A4	5.250		10/01/2032	9,043,718
8,590,000	PA HFA (Single Family Mtg.), Series 99A4	5.300		10/01/2037	9,039,855
1,265,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2020	1,257,929
1,400,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2023	1,342,026
2,245,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2025	2,049,910
3,265,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2026	2,943,332
900,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2027	804,429
2,510,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2028	2,214,397
1,470,000	PA Southcentral General Authority (Hanover Hospital)[1]	5.000		12/01/2030	1,283,192
24,615,000	PA Southcentral General Authority (Wellspan Health Obligated Group)[4]	6.000		06/01/2029	26,763,587
40,000	PA St. Mary Hospital Authority (Franciscan Health)[1]	7.000		06/15/2015	40,123
5,000	PA State Public School Building Authority (Chester Upland School District)[1]	5.150		11/15/2026	5,072
4,000,000	PA Turnpike Commission[1]	0.000	[6]	12/01/2034	3,160,000
15,775,000	PA Turnpike Commission[1]	0.000	[6]	12/01/2034	12,111,572
10,000,000	PA Turnpike Commission[1]	0.000	[6]	12/01/2038	7,114,800
18,000,000	PA Turnpike Commission (Motor License)[4]	5.000		12/01/2040	18,260,460
300,000	PA West Shore Area Hospital Authority (Holy Spirit Hospital of the Sisters of Christian Charity)[1]	6.250		01/01/2032	300,210
1,835,000	PA West Shore Area Hospital Authority (Holy Spirit Hospital of the Sisters of Christian Charity)[1]	6.500		01/01/2041	1,856,763
15,000	Philadelphia, PA Airport, Series B1	5.250		06/15/2031	14,935
5,000,000	Philadelphia, PA Airport, Series D1	5.250		06/15/2028	5,026,100
5,000	Philadelphia, PA Authority for Industrial Devel.[1]	5.250		10/01/2030	5,094
6,180,000	Philadelphia, PA Authority for Industrial Devel. (Aero Philadelphia)[1]	5.500		01/01/2024	4,674,367
3,870,000	Philadelphia, PA Authority for Industrial Devel. (Air Cargo)[1]	7.500		01/01/2025	3,706,028
1,150,000	Philadelphia, PA Authority for Industrial Devel. (Baptist Home of Philadelphia)[1]	5.500		11/15/2018	695,739
786,000	Philadelphia, PA Authority for Industrial Devel. (Baptist Home of Philadelphia)[1]	5.600		11/15/2028	330,112
450,000	Philadelphia, PA Authority for Industrial Devel. (Cathedral Village)[1]	6.750		04/01/2023	455,175
2,600,000	Philadelphia, PA Authority for Industrial Devel. (Cathedral Village)[1]	6.875		04/01/2034	2,604,394
2,505,000	Philadelphia, PA Authority for Industrial Devel. (First Mtg.-CPAP)[1]	6.125		04/01/2019	1,884,687

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$1,000,000	Philadelphia, PA Authority for Industrial Devel. (Global Leadership Academy)[1]	5.750%	11/15/2030	$902,850
500,000	Philadelphia, PA Authority for Industrial Devel. (Global Leadership Academy)[1]	6.375	11/15/2040	466,810
2,040,000	Philadelphia, PA Authority for Industrial Devel. (International Apartments Temple University)[1]	5.375	06/15/2030	1,963,806
4,000,000	Philadelphia, PA Authority for Industrial Devel. (International Apartments Temple University)[1]	5.625	06/15/2042	3,674,760
10,000	Philadelphia, PA Authority for Industrial Devel. (Philadelphia Airport)[1]	5.125	07/01/2020	10,090
130,000	Philadelphia, PA Authority for Industrial Devel. (Philadelphia Airport)[1]	5.125	07/01/2028	130,026
115,000	Philadelphia, PA Authority for Industrial Devel. (Philadelphia Airport)[1]	5.250	07/01/2028	115,071
5,000,000	Philadelphia, PA Authority for Industrial Devel. (Philadelphia Airport), Series A1	5.400	07/01/2022	5,040,250
1,640,000	Philadelphia, PA Authority for Industrial Devel. (Richard Allen Prep Charter School)[1]	6.250	05/01/2033	1,520,608
1,120,000	Philadelphia, PA Authority for Industrial Devel. (Stapeley Germantown)[1]	5.000	01/01/2015	1,028,877
1,580,000	Philadelphia, PA Authority for Industrial Devel. (Stapeley Germantown)[1]	5.125	01/01/2021	1,238,878
2,105,000	Philadelphia, PA Authority for Industrial Devel. Senior Living (Arbor House)[1]	6.100	07/01/2033	2,019,053
780,000	Philadelphia, PA Authority for Industrial Devel. Senior Living (GIH/PPAM)[1]	5.125	07/01/2016	793,876
1,860,000	Philadelphia, PA Authority for Industrial Devel. Senior Living (Miriam and Robert M. Rieder House)[1]	6.100	07/01/2033	1,784,056
3,000,000	Philadelphia, PA Authority for Industrial Devel. Senior Living (Presbyterian Homes Germantown)[1]	5.625	07/01/2035	2,595,630
1,745,000	Philadelphia, PA Authority for Industrial Devel. Senior Living (Robert Saligman House)[1]	6.100	07/01/2033	1,673,752
25,000	Philadelphia, PA Gas Works	5.000	07/01/2014	25,068
15,000	Philadelphia, PA Gas Works[1]	5.000	07/01/2026	15,006
10,000	Philadelphia, PA Gas Works	5.500	07/01/2014	10,031
4,000,000	Philadelphia, PA GO1	6.000	08/01/2036	4,199,920
6,260,000	Philadelphia, PA GO1	6.500	08/01/2041	6,865,217
1,210,000	Philadelphia, PA H&HEFA (Centralized Comprehensive Human Services)[1]	7.250	01/01/2021	1,154,461
17,420,000	Philadelphia, PA H&HEFA (Temple University Hospital)[1]	5.500	07/01/2026	16,211,052
1,000,000	Philadelphia, PA Municipal Authority[1]	6.500	04/01/2034	1,056,690
5,000	Philadelphia, PA New Public Housing Authority[1]	5.000	04/01/2012	5,144
20,000	Philadelphia, PA Parking Authority, Series A1	5.250	02/15/2029	20,008

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$5,000	Philadelphia, PA Redevel. Authority (Beech Student Hsg. Complex), Series A1	5.500%	07/01/2035	$3,974
1,000,000	Philadelphia, PA Redevel. Authority (Beech Student Hsg. Complex), Series A1	5.625	07/01/2023	905,760
1,500,000	Philadelphia, PA Redevel. Authority (Beech Student Hsg. Complex), Series A1	5.625	07/01/2028	1,289,250
150,000	Philadelphia, PA Redevel. Authority (Multifamily Hsg.)[1]	5.450	02/01/2023	153,740
2,580,000	Philadelphia, PA Redevel. Authority (Pavilion Apartments)[1]	6.000	10/01/2023	2,612,147
4,100,000	Philadelphia, PA Redevel. Authority (Pavilion Apartments)[1]	6.250	10/01/2032	4,125,953
2,940,000	Pittsburgh, PA Urban Redevel. Authority (Marian Plaza)[1]	6.130	01/20/2043	2,982,571
20,000	Pittsburgh, PA Urban Redevel. Authority, Series A1	5.200	10/01/2020	20,014
30,000	Pittsburgh, PA Urban Redevel. Authority, Series A1	5.250	10/01/2029	30,004
775,000	Pittsburgh, PA Urban Redevel. Authority, Series A1	6.250	10/01/2028	782,572
40,000	Pittsburgh, PA Urban Redevel. Authority, Series B1	5.350	10/01/2022	40,051
60,000	Pittsburgh, PA Urban Redevel. Authority, Series C1	5.600	04/01/2020	60,058
25,000	Pittsburgh, PA Urban Redevel. Authority, Series C1	5.700	04/01/2030	25,010
35,000	Pittsburgh, PA Urban Redevel. Authority, Series C1	5.900	10/01/2022	35,040
750,000	Pittsburgh, PA Urban Redevel. Authority, Series C1	5.950	10/01/2029	750,450
30,000	Potter County, PA Hospital Authority (Charles Cole Memorial Hospital)[1]	5.250	08/01/2028	23,658
120,000	Potter County, PA Hospital Authority (Charles Cole Memorial Hospital)[1]	6.050	08/01/2024	113,497
1,000,000	Pottsville, PA Hospital Authority (Pottsville Hospital & Warne Clinic)[1]	5.500	07/01/2018	946,500
390,000	Pottsville, PA Hospital Authority (Pottsville Hospital & Warne Clinic)[1]	5.500	07/01/2018	369,135
4,170,000	Pottsville, PA Hospital Authority (Pottsville Hospital & Warne Clinic)[1]	5.625	07/01/2024	3,678,232
235,000	Pottsville, PA Hospital Authority (Pottsville Hospital & Warne Clinic)[1]	5.625	07/01/2024	208,201
10,000,000	Reading, PA GO1	5.625	11/15/2020	10,090,500
900,000	Reading, PA Hsg. Auth (Goggle Works Apts.)[1]	5.625	06/01/2042	917,271
2,895,000	Reading, PA Hsg. Auth (Goggle Works Apts.)[1]	5.875	06/01/2052	2,942,565
30,000	Sayre, PA Health Care Facilities Authority (Guthrie Healthcare System)[1]	5.750	12/01/2021	30,476
10,000	Schuylkill County, PA IDA (DOCNHS/BSVHS/WMHS Obligated Group)[1]	5.000	11/01/2028	10,004
6,500,000	Scranton, PA Parking Authority[1]	5.250	06/01/2039	5,721,235
1,000,000	Scranton, PA Sewer Authority[1]	5.500	12/01/2035	1,007,370
5,000	Sharon, PA Regional Health System Authority (SRPS/SRHS Obligated Group)[1]	5.000	12/01/2028	4,638

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon	Maturity	Value

Pennsylvania Continued
$100,000	Somerset County, PA Hospital Authority (Somerset Community Hospital)[1]	5.450%	03/01/2032	$102,916
2,000,000	South Fork, PA Municipal Authority (Conemaugh Health System)[1]	5.500	07/01/2029	1,977,460
245,000	South Fork, PA Municipal Authority (Conemaugh Valley Memorial Hospital)[1]	5.000	07/01/2028	229,048
5,000	South Fork, PA Municipal Authority (Conemaugh Valley Memorial Hospital)[1]	5.375	07/01/2022	5,002
355,000	South Fork, PA Municipal Authority (Good Samaritan Medical Center of Johnstown)[1]	5.250	07/01/2026	344,623
15,000	South Fork, PA Municipal Authority (Good Samaritan Medical Center of Johnstown)[1]	5.375	07/01/2016	15,037
150,000	Susquehanna, PA Area Regional Airport Authority[1]	5.000	01/01/2028	129,899
45,000	Susquehanna, PA Area Regional Airport Authority[1]	5.000	01/01/2033	38,762
140,000	Susquehanna, PA Area Regional Airport Authority[1]	5.375	01/01/2018	128,696
4,300,000	Susquehanna, PA Area Regional Airport Authority[1]	6.500	01/01/2038	4,174,182
900,000	Susquehanna, PA Area Regional Airport Authority (Aero Harrisburg)[1]	5.500	01/01/2024	694,368
5,000	Union County, PA Hospital Authority (United Methodist Continuing Care Services)[1]	6.250	04/01/2012	4,996
75,000	Washington County, PA Hospital Authority (Washington Hospital)[1]	5.125	07/01/2028	70,703
7,800,000	Washington County, PA Redevel. Authority (Victory Centre)[1]	5.450	07/01/2035	6,761,508
550,000	Washington, PA Township Municipal Authority[1]	5.875	12/15/2023	530,706
2,475,000	Washington, PA Township Municipal Authority[1]	6.000	12/15/2033	2,355,062
1,085,000	Westmoreland County, PA IDA (Redstone Retirement Community)[1]	5.875	01/01/2032	937,017
5,000,000	Wilkes-Barre, PA Finance Authority (Wilkes University)[1]	5.000	03/01/2027	4,821,400
10,000,000	Wilkes-Barre, PA Finance Authority (Wilkes University)[1]	5.000	03/01/2037	9,013,300
10,000	York County, PA IDA (PSEG Power)[1]	5.500	09/01/2020	10,173

				967,050,112
U.S. Possessions—27.1%
30,000	Guam GO	5.375	11/15/2013	30,022
750,000	Guam GO1	6.750	11/15/2029	765,630
4,000,000	Guam GO1	7.000	11/15/2039	4,139,600
700,000	Guam Hsg. Corp. (Single Family Mtg.)[1]	5.750	09/01/2031	759,507
1,300,000	Guam Power Authority, Series A1	5.500	10/01/2030	1,246,414
1,100,000	Guam Power Authority, Series A1	5.500	10/01/2040	1,030,304
3,915,000	Guam Tobacco Settlement Economic Devel. & Commerce Authority (TASC)[1]	5.250	06/01/2032	3,674,188
1,500,000	Guam Tobacco Settlement Economic Devel. & Commerce Authority (TASC)[1]	5.625	06/01/2047	1,280,085

Principal
Amount		Coupon		Maturity	Value

U.S. Possessions Continued
$38,902,000	Guam Tobacco Settlement Economic Devel. & Commerce Authority (TASC)	7.250	[5]%	06/01/2057	$798,658
860,000	Northern Mariana Islands Commonwealth, Series A1	5.000		06/01/2017	788,904
1,000,000	Northern Mariana Islands Commonwealth, Series A1	5.000		10/01/2022	831,360
500,000	Northern Mariana Islands Commonwealth, Series A1	6.750		10/01/2033	466,680
2,485,000	Northern Mariana Islands Ports Authority, Series A1	5.500		03/15/2031	2,013,173
1,640,000	Northern Mariana Islands Ports Authority, Series A	6.250		03/15/2028	1,152,280
1,205,000	Northern Mariana Islands Ports Authority, Series A1	6.600		03/15/2028	1,082,765
4,500,000	Puerto Rico Aqueduct & Sewer Authority[1]	6.125		07/01/2024	4,911,435
69,645,000	Puerto Rico Children’s Trust Fund (TASC)[1]	5.500		05/15/2039	60,176,066
66,835,000	Puerto Rico Children’s Trust Fund (TASC)[1]	5.625		05/15/2043	57,500,824
384,250,000	Puerto Rico Children’s Trust Fund (TASC)	6.417	[5]	05/15/2050	13,859,898
136,000,000	Puerto Rico Children’s Trust Fund (TASC)	7.325	[5]	05/15/2055	2,374,560
1,817,000,000	Puerto Rico Children’s Trust Fund (TASC)	7.625	[5]	05/15/2057	26,364,670
3,000,000	Puerto Rico Commonwealth GO1	5.750		07/01/2041	2,987,100
1,435,000	Puerto Rico Electric Power Authority, Series AAA[1]	5.250		07/01/2024	1,482,412
1,510,000	Puerto Rico Electric Power Authority, Series AAA[1]	5.250		07/01/2025	1,543,386
5,540,000	Puerto Rico Electric Power Authority, Series AAA[1]	5.250		07/01/2027	5,598,724
1,760,000	Puerto Rico Electric Power Authority, Series AAA[1]	5.250		07/01/2030	1,771,141
3,505,000	Puerto Rico Electric Power Authority, Series AAA[1]	5.250		07/01/2031	3,517,232
500,000	Puerto Rico Highway & Transportation Authority	5.300		07/01/2035	490,675
25,000	Puerto Rico Highway & Transportation Authority, Series A1	5.000		07/01/2038	22,447
325,000	Puerto Rico Highway & Transportation Authority, Series H1	5.000		07/01/2028	321,695
700,000	Puerto Rico Highway & Transportation Authority, Series N1	5.250		07/01/2039	650,685
1,400,000	Puerto Rico Infrastructure (Mepsi Campus)[1]	6.500		10/01/2037	1,285,088
1,250,000	Puerto Rico ITEMECF (Ana G. Mendez University)[1]	5.000		03/01/2036	1,045,388
215,000	Puerto Rico ITEMECF (Ana G. Mendez University)[1]	5.375		02/01/2019	215,039
500,000	Puerto Rico ITEMECF (Ana G. Mendez University)[1]	5.375		02/01/2029	458,310
650,000	Puerto Rico ITEMECF (IEP/HESL/HECR Obligated Group)[1]	5.750		06/01/2019	504,088
19,535,000	Puerto Rico Port Authority (American Airlines), Series A	6.250		06/01/2026	16,194,320
1,170,000	Puerto Rico Port Authority (American Airlines), Series A	6.300		06/01/2023	999,332
1,500,000	Puerto Rico Public Buildings Authority[1]	6.500		07/01/2030	1,624,215
1,000,000	Puerto Rico Public Buildings Authority[1]	6.750		07/01/2036	1,085,690
1,015,000	Puerto Rico Public Buildings Authority, Series D1	5.250		07/01/2036	967,528
2,000,000	Puerto Rico Sales Tax Financing Corp., Series A1	6.500		08/01/2044	2,167,120
30,000,000	Puerto Rico Sales Tax Financing Corp., Series A	7.280	[5]	08/01/2034	6,616,200
22,130,000	Puerto Rico Sales Tax Financing Corp., Series C4	5.750		08/01/2057	23,005,637
5,500,000	Puerto Rico Sales Tax Financing Corp., Series C1	6.000		08/01/2039	5,788,970
18,015,000	Puerto Rico Sales Tax Financing Corp., Series C	6.380	[5]	08/01/2038	2,991,571
25,000	V.I. Public Finance Authority (Gross Receipts Taxes Loan)[1]	5.000		10/01/2031	24,046

STATEMENT OF INVESTMENTS Continued

Principal
Amount		Coupon		Maturity	Value

U.S. Possessions Continued
$8,500,000	V.I. Public Finance Authority (Hovensa Refinery)[1]	4.700%		07/01/2022	$7,155,980
1,500,000	V.I. Public Finance Authority (Hovensa Refinery)[1]	5.875		07/01/2022	1,405,680
5,000,000	V.I. Public Finance Authority (Hovensa Refinery)[1]	6.125		07/01/2022	4,781,350
17,450,000	V.I. Tobacco Settlement Financing Corp.	6.250	[5]	05/15/2035	2,167,814
2,195,000	V.I. Tobacco Settlement Financing Corp.	6.500	[5]	05/15/2035	243,382
4,150,000	V.I. Tobacco Settlement Financing Corp.	6.875	[5]	05/15/2035	439,693
7,000,000	V.I. Tobacco Settlement Financing Corp.	7.625	[5]	05/15/2035	591,360
30,000	V.I. Tobacco Settlement Financing Corp. (TASC)[1]	5.000		05/15/2021	28,676
2,235,000	V.I. Tobacco Settlement Financing Corp. (TASC)[1]	5.000		05/15/2031	1,926,816
435,000	V.I. Water & Power Authority, Series A1	5.000		07/01/2031	410,862

					287,756,675
Total Investments, at Value (Cost $1,363,957,478)—118.2%					1,254,806,787
Liabilities in Excess of Other Assets—(18.2)%					(192,895,775)

Net Assets—100.0%					$1,061,911,012

Footnotes to Statement of Investments

*	July 29, 2011 represents the last business day of the Fund’s 2011 fiscal year. See Note 1 of the accompanying Notes.

1.	All or a portion of the security position has been segregated for collateral to cover borrowings. See Note 5 of the accompanying Notes.

2.	Represents the current interest rate for a variable or increasing rate security.

3.	This security is not accruing income because the issuer has missed an interest payment on it and/or is not anticipated to make future interest and/or principal payments. The rate shown is the original contractual interest rate. See Note 1 of the accompanying Notes.

4.	Security represents the underlying municipal bond on an inverse floating rate security. The bond was purchased by the Fund and subsequently transferred to a trust. See Note 1 of the accompanying Notes.

5.	Zero coupon bond reflects effective yield on the date of purchase.

6.	Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).

The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of July 29, 2011 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Municipal Bonds and Notes
Pennsylvania	$—	$967,050,099	$13	$967,050,112
U.S. Possessions	—	287,756,675	—	287,756,675

Total Assets	$—	$1,254,806,774	$13	$1,254,806,787

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
To simplify the listings of securities, abbreviations are used per the table below:

ACTS	Adult Communities Total Services
ARC	Assoc. of Retarded Citizens
AUS	Allegheny United Hospital
BSVHS	Baptist/St. Vincent’s Health System
CCMC	Crozer-Chester Medical Center
CKHS	Crozer-Keystone Health System
COP	Certificates of Participation
CPAP	Crime Prevention Assoc. of Philadelphia
DCMH	Delaware County Memorial Hospital
DGABC	Dr. Gertrude A Barber Center
DGABEI	Dr. Gertrude A Barber Educational Institute
DGABF	Dr. Gertrude A Barber Foundation
DOCNHS	Daughters of Charity National Health Systems
DRIVERS	Derivative Inverse Tax Exempt Receipts
EDFA	Economic Devel. Finance Authority
GIH	Germantown Interfaith Housing
GO	General Obligation
GPA	General Purpose Authority
H&EFA	Health and Educational Facilities Authority
H&HEFA	Hospitals and Higher Education Facilities Authority
HDA	Hospital Devel. Authority
HEBA	Higher Education Building Authority
HECR	Hospital Episcopal Cristo Redentor
HEFA	Higher Education Facilities Authority
HEHA	Higher Education and Health Authority
HESL	Hospital Episcopal San Lucas
HFA	Housing Finance Agency
HUHS	Hahnemann University Hospital System
IDA	Industrial Devel. Agency
IEP	Iglesia Episcopal Puertorriquena
ITEMECF	Industrial, Tourist, Educational, Medical and Environmental Community Facilities
MAS	Mercy Adult Services
MCMCSPA	Mercy Catholic Medical Center of Southeastern Pennsylvania
MCP	Medical College Of Pennsylvania
MHH	Mercy Haverford Hospital
MHP	Mercy Health Plan
MHSSPA	Mercy Health System of Southeastern Pennsylvania
PA/NJ	Pennsylvania/New Jersey
PPAM	Philadelphia Presbytery Apartments of Morrisville
PSEG	Public Service Enterprise Group
RITES	Residual Interest Tax Exempt Security
ROLs	Residual Option Longs
RR	Residential Resources
RRDC	Residential Resources Devel. Corp.
RRSW	Residential Resources Southwest
SRHS	Sharon Regional Health System
SRPS	Sharon Regional Physicians Services
TASC	Tobacco Settlement Asset-Backed Bonds
UPMC	University of Pittsburgh Medical Center
V.I.	United States Virgin Islands
WMHS	Western Maryland Health Systems
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES July 29, 20111

Assets
Investments, at value (cost $1,363,957,478)—see accompanying statement of investments	$1,254,806,787
Cash	702,033
Receivables and other assets:
Interest	14,180,160
Shares of beneficial interest sold	514,412
Investments sold	5,000
Other	351,058

Total assets	1,270,559,450

Liabilities
Payables and other liabilities:
Payable for short-term floating rate notes issued (See Note 1)	194,525,000
Payable on borrowings (See Note 5)	11,300,000
Shares of beneficial interest redeemed	1,810,507
Dividends	580,839
Trustees’ compensation	160,150
Distribution and service plan fees	102,494
Shareholder communications	42,593
Transfer and shareholder servicing agent fees	40,330
Interest expense on borrowings	2,061
Other	84,464

Total liabilities	208,648,438

Net Assets	$1,061,911,012

Composition of Net Assets
Paid-in capital	$1,267,036,440
Accumulated net investment income	16,054,984
Accumulated net realized loss on investments	(112,029,721)
Net unrealized depreciation on investments	(109,150,691)

Net Assets	$1,061,911,012

Net Asset Value Per Share
Class A Shares:
Net asset value and redemption price per share (based on net assets of $723,618,025 and 68,269,248 shares of beneficial interest outstanding)	$10.60
Maximum offering price per share (net asset value plus sales charge of 4.75% of offering price)	$11.13
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $48,569,334 and 4,584,455 shares of beneficial interest outstanding)	$10.59
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $277,553,011 and 26,233,896 shares of beneficial interest outstanding)	$10.58
Class Y Shares:
Net asset value, redemption price and offering price per share (based on net assets of $12,170,642 and 1,147,953 shares of beneficial interest outstanding)	$10.60

1.	July 29, 2011 represents the last business day of the Fund’s 2011 fiscal year. See Note 1 of the accompanying Notes.
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS   For the Year Ended July 29, 20111

Investment Income
Interest	$83,423,183
Other income	677

Total investment income	83,423,860

Expenses
Management fees	5,227,253
Distribution and service plan fees:
Class A	1,134,622
Class B	512,910
Class C	2,576,137
Transfer and shareholder servicing agent fees:
Class A	337,602
Class B	67,777
Class C	167,142
Class Y	1,136
Shareholder communications:
Class A	54,300
Class B	9,554
Class C	25,273
Class Y	595
Interest expense and fees on short-term floating rate notes issued (See Note 1)	2,250,364
Borrowing fees	1,362,165
Interest expense on borrowings	74,793
Trustees’ compensation	24,017
Custodian fees and expenses	13,157
Administration service fees	1,500
Other	262,624

Total expenses	14,102,921
Less waivers and reimbursements of expenses	(44,083)

Net expenses	14,058,838

Net Investment Income	69,365,022

Realized and Unrealized Loss
Net realized loss on investments	(10,970,822)
Net change in unrealized appreciation/depreciation on investments	(35,014,387)

Net Increase in Net Assets Resulting from Operations	$23,379,813

1.	July 29, 2011 represents the last business day of the Fund’s 2011 fiscal year. See Note 1 of the accompanying Notes.
See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended	Year Ended
	July 29, 2011[1]	July 30, 2010[1]

Operations
Net investment income	$69,365,022	$73,533,030
Net realized gain (loss)	(10,970,822)	27,126,424
Net change in unrealized appreciation/depreciation	(35,014,387)	146,266,046

Net increase in net assets resulting from operations	23,379,813	246,925,500

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Class A	(47,455,240)	(47,756,629)
Class B	(3,095,134)	(3,808,882)
Class C	(15,802,302)	(15,429,009)
Class Y	(206,300)	—

	(66,558,976)	(66,994,520)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Class A	(64,095,088)	19,457,913
Class B	(17,678,508)	(13,020,113)
Class C	(18,734,008)	19,242,232
Class Y	11,706,343	—

	(88,801,261)	25,680,032

Net Assets
Total increase (decrease)	(131,980,424)	205,611,012
Beginning of period	1,193,891,436	988,280,424

End of period (including accumulated net investment income of $16,054,984 and $13,264,549, respectively)	$1,061,911,012	$1,193,891,436

1.	July 29, 2011 and July 30, 2010 represents the last business days of the Fund’s respective 2011 and 2010 fiscal years.
See Note 1 of the accompanying Notes.
See accompanying Notes to Financial Statements.

STATEMENT OF CASH FLOWS   For the Year Ended July 29, 20111

Cash Flows from Operating Activities
Net increase in net assets from operations	$23,379,813
Adjustments to reconcile net increase in net assets from operations to net cash provided by operating activities:
Purchase of investment securities	(195,934,442)
Proceeds from disposition of investment securities	315,259,234
Short-term investment securities, net	13,418,924
Premium amortization	1,105,060
Discount accretion	(12,423,851)
Net realized loss on investments	10,970,822
Net change in unrealized appreciation/depreciation on investments	35,014,387
Change in assets:
Decrease in receivable for securities sold	4,441,527
Decrease in interest receivable	1,934,988
Increase in other assets	(137,253)
Change in liabilities:
Decrease in other liabilities	(105,913)
Decrease in payable for securities purchased	(7,687,578)

Net cash provided by operating activities	189,235,718

Cash Flows from Financing Activities
Proceeds from bank borrowings	293,800,000
Payments on bank borrowings	(312,800,000)
Payments on short-term floating rate notes issued	(14,527,000)
Proceeds from shares sold	151,830,505
Payments on shares redeemed	(284,773,365)
Cash distributions paid	(22,690,118)

Net cash used in financing activities	(189,159,978)
Net increase in cash	75,740
Cash, beginning balance	626,293

Cash, ending balance	$702,033

Supplemental disclosure of cash flow information:
Noncash financing activities not included herein consist of reinvestment of dividends and distributions of $44,112,902.
Cash paid for interest on bank borrowings—$85,461.
Cash paid for interest on short-term floating rate notes issued—$2,250,364.

1.	July 29, 2011 represents the last business day of the Fund’s 2011 fiscal year. See Note 1 of the accompanying Notes.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

	July 29,	July 30,	July 31,	July 31,	July 31,
Class A Year Ended	2011[1]	2010[1]	2009	2008	2007

Per Share Operating Data
Net asset value, beginning of period	$10.96	$9.28	$11.12	$12.77	$12.75

Income (loss) from investment operations:
Net investment income[2]	.69	.71	.69	.64	.59
Net realized and unrealized gain (loss)	(.39)	1.62	(1.90)	(1.69)	.02

Total from investment operations	.30	2.33	(1.21)	(1.05)	.61

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.66)	(.65)	(.63)	(.60)	(.59)

Net asset value, end of period	$10.60	$10.96	$9.28	$11.12	$12.77

Total Return, at Net Asset Value[3]	2.98%	25.50%	(10.41)%	(8.42)%	4.81%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$723,618	$817,706	$675,031	$816,645	$868,070

Average net assets (in thousands)	$760,121	$778,632	$640,109	$847,089	$747,558

Ratios to average net assets:[4]
Net investment income	6.50%	6.71%	7.53%	5.33%	4.57%
Expenses excluding interest and fees on short-term floating rate notes issued and interest and fees from borrowings	0.70%	0.69%	0.73%	0.67%	0.67%
Interest and fees from borrowings	0.13%	0.27%	0.87%	0.14%	0.07%
Interest and fees on short-term floating rate notes issued[5]	0.20%	0.22%	0.49%	0.60%	0.61%

Total expenses	1.03%	1.18%	2.09%	1.41%	1.35%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.03%	1.17%	2.09%	1.41%	1.35%

Portfolio turnover rate	16%	17%	30%	51%	4%

1.	July 29, 2011 and July 30, 2010 represent the last business days of the Fund’s respective 2011 and 2010 fiscal years. See Note 1 of the accompanying Notes.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Interest and fee expense relates to the Fund’s liability for short-term floating rate notes issued in conjunction with inverse floating rate security transactions.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

	July 29,	July 30,	July 31,	July 31,	July 31,
Class B Year Ended	2011[1]	2010[1]	2009	2008	2007

Per Share Operating Data
Net asset value, beginning of period	$10.95	$9.28	$11.12	$12.76	$12.75

Income (loss) from investment operations:
Net investment income[2]	.60	.62	.60	.54	.49
Net realized and unrealized gain (loss)	(.38)	1.61	(1.89)	(1.68)	.01

Total from investment operations	.22	2.23	(1.29)	(1.14)	.50

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.58)	(.56)	(.55)	(.50)	(.49)

Net asset value, end of period	$10.59	$10.95	$9.28	$11.12	$12.76

Total Return, at Net Asset Value[3]	2.13%	24.36%	(11.16)%	(9.07)%	3.93%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$48,569	$68,602	$69,650	$119,418	$179,266

Average net assets (in thousands)	$57,201	$71,759	$78,974	$148,180	$193,167

Ratios to average net assets:[4]
Net investment income	5.67%	5.87%	6.66%	4.51%	3.81%
Expenses excluding interest and fees on short-term floating rate notes issued and interest and fees from borrowings	1.53%	1.53%	1.53%	1.46%	1.45%
Interest and fees from borrowings	0.13%	0.27%	0.87%	0.14%	0.07%
Interest and fees on short-term floating rate notes issued[5]	0.20%	0.22%	0.49%	0.60%	0.61%

Total expenses	1.86%	2.02%	2.89%	2.20%	2.13%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.86%	2.01%	2.89%	2.20%	2.13%

Portfolio turnover rate	16%	17%	30%	51%	4%

1.	July 29, 2011 and July 30, 2010 represent the last business days of the Fund’s respective 2011 and 2010 fiscal years. See Note 1 of the accompanying Notes.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Interest and fee expense relates to the Fund’s liability for short-term floating rate notes issued in conjunction with inverse floating rate security transactions.
See accompanying Notes to Financial Statements.

	July 29,	July 30,	July 31,	July 31,	July 31,
Class C Year Ended	2011[1]	2010[1]	2009	2008	2007

Per Share Operating Data
Net asset value, beginning of period	$10.94	$9.27	$11.11	$12.75	$12.73

Income (loss) from investment operations:
Net investment income[2]	.61	.63	.61	.55	.49
Net realized and unrealized gain (loss)	(.39)	1.61	(1.89)	(1.68)	.02

Total from investment operations	.22	2.24	(1.28)	(1.13)	.51

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.58)	(.57)	(.56)	(.51)	(.49)

Net asset value, end of period	$10.58	$10.94	$9.27	$11.11	$12.75

Total Return, at Net Asset Value[3]	2.20%	24.47%	(11.11)%	(9.05)%	4.02%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$277,553	$307,583	$243,599	$291,693	$322,869

Average net assets (in thousands)	$287,679	$287,513	$227,214	$309,446	$274,274

Ratios to average net assets:[4]
Net investment income	5.74%	5.93%	6.74%	4.56%	3.80%
Expenses excluding interest and fees on short-term floating rate notes issued and interest and fees from borrowings	1.46%	1.45%	1.50%	1.44%	1.43%
Interest and fees from borrowings	0.13%	0.27%	0.87%	0.14%	0.07%
Interest and fees on short-term floating rate notes issued[5]	0.20%	0.22%	0.49%	0.60%	0.61%

Total expenses	1.79%	1.94%	2.86%	2.18%	2.11%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.79%	1.93%	2.86%	2.18%	2.11%

Portfolio turnover rate	16%	17%	30%	51%	4%

1.	July 29, 2011 and July 30, 2010 represent the last business days of the Fund’s respective 2011 and 2010 fiscal years. See Note 1 of the accompanying Notes.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Interest and fee expense relates to the Fund’s liability for short-term floating rate notes issued in conjunction with inverse floating rate security transactions.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Period Ended
Class Y	July 29, 2011[1]

Per Share Operating Data
Net asset value, beginning of period	$10.68

Income (loss) from investment operations:
Net investment income[2]	.44
Net realized and unrealized loss	(.07)

Total from investment operations	.37

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.45)

Net asset value, end of period	$10.60

Total Return, at Net Asset Value[3]	3.73%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$12,171

Average net assets (in thousands)	$4,849

Ratios to average net assets:[4]
Net investment income	6.23%
Expenses excluding interest and fees on short-term floating rate notes issued and interest and fees from borrowings	0.57%
Interest and fees from borrowings	0.13%
Interest and fees on short-term floating rate notes issued[5]	0.20%

Total expenses	0.90%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.90%

Portfolio turnover rate	16%

1.	For the period from November 29, 2010 (inception of offering) to July 29, 2011, which represents the last business day of the Fund’s 2011 fiscal year. See Note 1 of the accompanying Notes.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Interest and fee expense relates to the Fund’s liability for short-term floating rate notes issued in conjunction with inverse floating rate security transactions.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Pennsylvania Municipal Fund (the “Fund”) is a separate series of Oppenheimer Multi-State Municipal Trust, a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek as high a level of current interest income exempt from federal and Pennsylvania personal income taxes as is available from municipal securities consistent with preservation of capital. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers Class A, Class B, Class C and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (“CDSC”). Class Y shares are sold to certain institutional investors or intermediaries without either a front-end sales charge or a CDSC, however, the intermediaries may impose charges on their accountholders who beneficially own Class Y shares. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. Class A, B and C shares have separate distribution and/or service plans under which they pay fees. Class Y shares do not pay such fees. Class B shares will automatically convert to Class A shares 72 months after the date of purchase. Class Y shares were first publicly offered on November 29, 2010.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Annual Periods. Since July 29, 2011 and July 30, 2010 represent the last days during the Fund’s respective 2011 and 2010 fiscal years on which the New York Stock Exchange was open for trading, the Fund’s financial statements have been presented through those dates to maintain consistency with the Fund’s net asset value calculations used for shareholder transactions. For tax purposes, income and expenses are included through July 31, 2011, the last day of the Fund’s fiscal year end.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” observable market inputs other than unadjusted quoted prices are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a current price quotation obtained from an independent pricing service or broker-dealer, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Inverse Floating Rate Securities. The Fund invests in inverse floating rate securities that pay interest at a rate that varies inversely with short-term interest rates. Certain of these securities may be leveraged, whereby the interest rate varies inversely at a multiple of the change in short-term rates. As interest rates rise, inverse floaters produce less current income. The price of such securities is more volatile than comparable fixed rate securities. The Fund may expose up to 20% of its total assets to the effects of leverage from its investments in inverse floaters. The Fund’s exposure to the effects of leverage from its investments in inverse floaters amount to $194,525,000 as of July 29, 2011, which represents 15.31% of the Fund’s total assets.
     Certain inverse floating rate securities are created when the Fund purchases and subsequently transfers a municipal bond security (the “municipal bond”) to a broker dealer. The municipal bond is typically a fixed rate security. The broker dealer (the “sponsor”) creates a trust (the “Trust”) and deposits the municipal bond. The Trust issues short-term floating rate notes available to third parties and a residual interest in the municipal bond (referred to as an “inverse floating rate security”) to the Fund. The terms of these inverse floating rate securities grant the Fund the right to require that the Trust issuing the inverse floating rate security compel a tender of the short-term floating rate notes to facilitate the Fund’s repurchase of the underlying municipal bond. Following such a request, the Fund pays the sponsor the principal amount due to the holders of the short-term floating rate notes issued by the Trust and exchanges the inverse floating rate security for the underlying municipal bond. These transactions are considered secured borrowings for financial reporting purposes. As a result of such accounting treatments, the Fund includes the municipal bond position on its Statement of Investments (but does not separately include the inverse floating rate securities received). The Fund also includes the value of the municipal bond and a payable amount equal to the short-term floating rate notes issued by the Trust on its Statement of Assets and Liabilities. The interest rates on these short-term floating rate notes reset periodically, usually weekly. The holders of these short-term floating rate notes have the option to tender their investment, to the sponsor or the Trust’s liquidity provider, for redemption at par at each reset date. Income from the municipal bond position and the interest expense on the payable for the short-term floating rate notes issued by the Trust are recorded on the Fund’s Statement of Operations. At July 29, 2011, municipal bond holdings with a value of $304,073,859 shown on the Fund’s Statement of Investments are held by such Trusts and serve as collateral for the $194,525,000 in short-term floating rate notes issued and outstanding at that date.
     The Fund’s investments in inverse floaters involve certain risks. The market value of an inverse floating rate security can be more volatile than that of a conventional fixed-rate bond having similar credit quality, maturity and redemption provisions. Typically, an inverse floating rate security tends to underperform fixed rate bonds when long-term

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
interest rates are rising but tends to outperform fixed rate bonds when long-term interest rates are stable or falling. An inverse floating rate security entails a degree of leverage because the trust issues short-term securities in a ratio to the inverse floating rate security with the underlying long-term bond providing collateral for the obligation to pay the principal value of the short-term securities if and when they are tendered. If the Fund has created the inverse floater by depositing a long-term bond into a trust, it may be required to provide additional collateral for the short-term securities if the value of the underlying bond deposited in the trust falls.
At July 29, 2011, the Fund’s residual exposure to these types of inverse floating rate securities were as follows:

Principal		Coupon	Maturity
Amount	Inverse Floater[1]	Rate[2]	Date	Value

$3,250,000	Berks County, PA Municipal Authority ROLs	17.009%	11/1/31	$3,899,350
7,980,000	Chester County, PA IDA (Water Facilities Authority)[3]	9.447	2/1/41	8,018,783
6,240,000	Delaware County, PA IDA ROLs[3]	11.078	11/1/38	6,224,650
7,500,000	Luzerne County, PA IDA (Water Facility) ROLs[3]	11.726	9/1/34	6,888,900
7,000,000	Montgomery County, PA IDA RITES	12.751	8/1/38	7,626,850
7,680,000	PA Austin Trust Various States Inverse Certificates	8.474	10/1/33	7,838,054
8,000,000	PA Commonwealth Financing Authority DRIVERS	7.867	6/1/32	8,453,760
7,500,000	PA Geisinger Authority Health System DRIVERS	15.822	6/1/39	8,233,500
5,495,000	PA HFA (Single Family Mtg.) DRIVERS	8.351	10/1/22	5,509,067
5,015,000	PA HFA (Single Family Mtg.) DRIVERS	8.008	10/1/22	5,057,427
4,320,000	PA HFA (Single Family Mtg.) ROLs[3]	8.704	10/1/32	4,363,718
5,020,000	PA HFA (Single Family Mtg.) ROLs[3]	14.986	10/1/33	5,205,941
3,005,000	PA HFA (Single Family Mtg.) ROLs[3]	11.899	10/1/37	2,989,855
6,400,000	PA HFA (Single Family Mtg.) ROLs[3]	10.712	10/1/37	5,264,320
6,155,000	PA Southcentral General Authority (Hanover Hospital) ROLs	18.084	6/1/29	8,303,587
9,000,000	PA Turnpike Commission ROLs[3]	8.031	12/1/40	9,260,460
5,535,000	Puerto Rico Sales Tax Financing Corp. ROLs[3]	15.313	8/1/57	6,410,637

				$109,548,859

1.	For a list of abbreviations used in the Inverse Floater table see the Portfolio Abbreviations table at the end of the Statement of Investments.

2.	Represents the current interest rate for a variable rate bond known as an “inverse floater.”

3.	Security is subject to a shortfall and forbearance agreement.
The Fund enters into shortfall and forbearance agreements with the sponsors of certain inverse floaters held by the Fund. These agreements commit the Fund to reimburse the sponsor of the inverse floater, in certain circumstances, for the amount of the difference between the liquidation value of the underlying security (which is the basis of the inverse floater) and the principal amount due to the holders of the short-term floating rate notes issued by the Trust in conjunction with the inverse floating rate security. Under the standard terms of an inverse floating rate security, absent such a shortfall and forbearance agreement, the Fund would not be required to make such a reimbursement. The Manager monitors the Fund’s potential exposure with respect to these agreements on a daily basis and intends to take action to terminate the Fund’s investment in such inverse floating rate securities, if it deems it appropriate to do so. As of July 29, 2011, in addition to the exposure detailed in the preceding table, the Fund’s maximum exposure under such agreements is estimated at $103,625,000.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities that have missed an interest payment, and is not obligated to dispose of securities whose issuers or underlying obligors subsequently miss an interest payment. Information concerning securities not accruing interest as of July 29, 2011 is as follows:

Cost	$64,192,858
Market Value	$36,036,145
Market Value as a % of Net Assets	3.39%
Concentration Risk. There are certain risks arising from geographic concentration in any state, commonwealth or territory. Certain economic, regulatory or political developments occurring in the state, commonwealth or territory may impair the ability of certain issuers of municipal securities to pay principal and interest on their obligations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued

Net Unrealized
Depreciation Based on
Cost of Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$17,866,119	$—	$105,589,485	$115,590,930

1.	As of July 29, 2011, the Fund had $93,092,881 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of July 29, 2011, details of the capital loss carryforwards were as follows:

Expiring

2016	$1,143,881
2017	48,870,545
2018	43,078,455

Total	$93,092,881

2.	As of July 29, 2011, the Fund had $12,496,604 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2020.

3.	During the fiscal year ended July 29, 2011, the Fund utilized $3,762,438 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended July 30, 2010, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Increase to
	to Accumulated Net	Accumulated Net
Increase to	Investment	Realized Loss
Paid-in Capital	Income	on Investments

$387,302	$15,611	$371,691
The tax character of distributions paid during the years ended July 31, 2011 and July 30, 2010 was as follows:

	Year Ended	Year Ended
	July 31, 2011	July 30, 2010

Distributions paid from:
Exempt-interest dividends	$65,756,338	$66,573,723
Ordinary income	1,189,940	420,797

Total	$66,946,278	$66,994,520

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of July 29, 2011 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$1,565,948,370 [1]

Gross unrealized appreciation	$33,219,156
Gross unrealized depreciation	(148,810,086)

Net unrealized depreciation	$(115,590,930)

1.	The Federal tax cost of securities does not include cost of $195,550,653, which has otherwise been recognized for financial reporting purposes, related to bonds placed into trusts in conjunction with certain investment transactions. See the Inverse Floating Rate Securities note above.
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Although the Act provides a number of benefits, including the unlimited carryover of future capital losses, there may be a greater likelihood that all or a portion of a fund’s prior year capital loss carryovers will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending 2012. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending 2012.
Trustees’ Compensation. The Fund has adopted an unfunded retirement plan (the “Plan”) for the Fund’s independent trustees. Benefits are based on years of service and fees paid to each trustee during their period of service. The Plan was frozen with respect to adding new participants effective December 31, 2006 (the “Freeze Date”) and existing Plan Participants as of the Freeze Date will continue to receive accrued benefits under the Plan. Active independent trustees as of the Freeze Date have each elected a distribution method with respect to their benefits under the Plan. During the year ended July 29, 2011, the Fund’s projected benefit obligations, payments to retired trustees and accumulated liability were as follows:

Projected Benefit Obligations Increased	$4,599
Payments Made to Retired Trustees	10,269
Accumulated Liability as of July 29, 2011	81,579
The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually.
Investment Income. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdraft at a rate equal to the 1 Month LIBOR Rate plus 2.00%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended July 29, 2011[1]		Year Ended July 30, 2010
	Shares	Amount	Shares	Amount

Class A
Sold	8,958,293	$95,825,137	11,150,914	$117,689,193
Dividends and/or distributions reinvested	2,964,502	31,336,558	2,856,341	30,266,878
Redeemed	(18,273,952)	(191,256,783)	(12,105,105)	(128,498,158)

Net increase (decrease)	(6,351,157)	$(64,095,088)	1,902,150	$19,457,913

Class B
Sold	560,179	$5,960,996	830,590	$8,753,494
Dividends and/or distributions reinvested	202,689	2,144,251	233,859	2,473,302
Redeemed	(2,441,536)	(25,783,755)	(2,307,731)	(24,246,909)

Net decrease	(1,678,668)	$(17,678,508)	(1,243,282)	$(13,020,113)

Class C
Sold	3,427,599	$36,701,253	4,750,674	$50,128,077
Dividends and/or distributions reinvested	988,382	10,432,273	936,087	9,905,572
Redeemed	(6,299,300)	(65,867,534)	(3,854,969)	(40,791,417)

Net increase (decrease)	(1,883,319)	$(18,734,008)	1,831,792	$19,242,232

Class Y
Sold	1,202,585	$12,263,088	—	$—
Dividends and/or distributions reinvested	19,116	199,820	—	—
Redeemed	(73,748)	(756,565)	—	—

Net increase	1,147,953	$11,706,343	—	$—

1.	For the year ended July 29, 2011, for Class A, B, and C shares, and for the period from November 29, 2010 (inception of offering) to July 29, 2011 for Class Y shares.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended July 29, 2011, were as follows:

	Purchases	Sales

Investment securities	$195,934,442	$315,259,234

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.60%
Next $100 million	0.55
Next $200 million	0.50
Next $250 million	0.45
Next $250 million	0.40
Over $1 billion	0.35
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended July 29, 2011, the Fund paid $588,898 to OFS for services to the Fund.
     Additionally, Class Y shares are subject to minimum fees of $10,000 annually for assets of $10 million or more. The Class Y shares are subject to the minimum fees in the event that the per account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
Distribution and Service Plan (12b-1) Fees. Under its General Distributor’s Agreement with the Fund, OppenheimerFunds Distributor, Inc. (the “Distributor”) acts as the Fund’s principal underwriter in the continuous public offering of the Fund’s classes of shares.
Service Plan for Class A Shares. The Fund has adopted a Service Plan (the “Plan”) for Class A shares under Rule 12b-1 of the Investment Company Act of 1940. Under the Plan, the Fund reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made periodically at an annual rate of up to 0.15% of the daily net assets of Class A shares of the Fund. The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions periodically for providing personal service and maintenance of accounts of their customers that hold Class A shares. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent periods. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Distribution and Service Plans for Class B and Class C Shares. The Fund has adopted Distribution and Service Plans (the “Plans”) for Class B and Class C shares under Rule 12b-1 of the Investment Company Act of 1940 to compensate the Distributor for its services in connection with the distribution of those shares and servicing accounts. Under the Plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% on Class B and Class C shares daily net assets. The Distributor also receives a service fee of 0.15% per year under each plan. If either the Class B or Class C plan is terminated by the Fund or by the shareholders of a class, the Board of Trustees and its independent trustees must determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the service fee and/or asset-based sales charge in respect to shares sold prior to the effective date of such termination. Fees incurred by the Fund under the Plans are detailed in the Statement of Operations. The Distributor determines its uncompensated expenses under the Plans at calendar quarter ends. The Distributor’s aggregate uncompensated expenses under the Plans at June 30, 2011 were as follows:

Class B	$3,092,582
Class C	5,036,774
Sales Charges. Front-end sales charges and contingent deferred sales charges (“CDSC”) do not represent expenses of the Fund. They are deducted from the proceeds of sales of Fund shares prior to investment or from redemption proceeds prior to remittance, as applicable. The sales charges retained by the Distributor from the sale of shares and the CDSC retained by the Distributor on the redemption of shares is shown in the following table for the period indicated.

		Class A	Class B	Class C
	Class A	Contingent	Contingent	Contingent
	Front-End	Deferred	Deferred	Deferred
	Sales Charges	Sales Charges	Sales Charges	Sales Charges
	Retained by	Retained by	Retained by	Retained by
Year Ended	Distributor	Distributor	Distributor	Distributor

July 29, 2011	$235,540	$12,623	$124,483	$27,207
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to reimburse the Fund for a portion of the legal costs and fees incurred in connection with the pending litigation matters discussed in the “Pending Litigation” note which appears later in this report. During the year ended July 29, 2011, the Manager reimbursed the Fund $44,083 for legal costs and fees.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     Some of these undertakings may be modified or terminated at any time, as indicated in the Fund’s prospectus.
5. Borrowings
The Fund can borrow money from banks in amounts up to one third of its total assets (including the amount borrowed) less all liabilities and indebtedness other than borrowings. The Fund can use those borrowings for investment-related purposes such as purchasing portfolio securities. The Fund also may borrow to meet redemption obligations or for temporary and emergency purposes.

NOTES TO FINANCIAL STATEMENTS Continued
5. Borrowings Continued
     The Fund can also use the borrowings for other investment-related purposes, including in connection with the Fund’s inverse floater investments as discussed in Note 1. The Fund may use the borrowings to reduce the leverage amount of, or unwind or “collapse” trusts that issued “inverse floaters” owned by the Fund, or in circumstances in which the Fund has entered into a shortfall and forbearance agreement with the sponsor of the inverse floater trust to meet the Fund’s obligation to reimburse the sponsor of the inverse floater for the difference between the liquidation value of the underlying bond and the amount due to holders of the short-term floating rate notes issued by the Trust. See the discussion in Note 1 (Inverse Floating Rate Securities) for additional information.
     The purchase of securities with borrowed funds creates leverage in the Fund. The use of leverage will subject the Fund to greater costs than funds that do not borrow for leverage, and may also make the Fund’s share price more sensitive to interest changes. The interest on borrowed money is an expense that might reduce the Fund’s yield. Expenses incurred by the Fund with respect to interest on borrowings and commitment fees are disclosed separately or as other expenses on the Statement of Operations.
     The Fund entered into a Revolving Credit and Security Agreement (the “Agreement”) with conduit lenders and Citibank N.A. which enables it to participate with certain other Oppenheimer funds in a committed, secured borrowing facility that permits borrowings of up to $2.0 billion, collectively, by the Oppenheimer Rochester Funds. To secure the loan, the Fund pledges investment securities in accordance with the terms of the Agreement. Securities held in collateralized accounts to cover these borrowings are noted in the Statement of Investments. Interest is charged to the Fund, based on its borrowings, at current commercial paper issuance rates (0.175% as of July 29, 2011). The Fund pays additional fees annually to its lender on its outstanding borrowings to manage and administer the facility and is allocated its pro-rata share of an annual structuring fee and ongoing commitment fees both of which are based on the total facility size. Total fees and interest that are included in expenses on the Fund’s Statement of Operations related to its participation in the borrowing facility during the year ended July 29, 2011 equal 0.12% of the Fund’s average net assets on an annualized basis. The Fund has the right to prepay such loans and terminate its participation in the conduit loan facility at any time upon prior notice.
As of July 29, 2011, the Fund had borrowings outstanding at an interest rate of 0.175%. Details of the borrowings for the year ended July 29, 2011 are as follows:

Average Daily Loan Balance	$26,738,904
Average Daily Interest Rate	0.269%
Fees Paid	$1,345,605
Interest Paid	$85,461

6. Reverse Repurchase Agreements
The Fund may engage in reverse repurchase agreements. A reverse repurchase agreement is the sale of one or more securities to a counterparty at an agreed-upon purchase price with the simultaneous agreement to repurchase those securities on a future date at a higher repurchase price. The repurchase price represents the repayment of the purchase price and interest accrued thereon over the term of the repurchase agreement. The cash received by the Fund in connection with a reverse repurchase agreement may be used for investment-related purposes such as purchasing portfolio securities or for other purposes such as those described in the preceding “Borrowings” note.
     The Fund entered into a Committed Repurchase Transaction Facility (the “Facility”) with J.P. Morgan Securities LLC (the “counterparty’) which enables it to participate with certain other Oppenheimer funds in a committed reverse repurchase agreement facility that permits aggregate outstanding reverse repurchase agreements of up to $750 million, collectively. Interest is charged to the Fund on the purchase price of outstanding reverse repurchase agreements at current LIBOR rates plus an applicable spread. The Fund is also allocated its pro-rata share of an annual structuring fee based on the total Facility size and ongoing commitment fees based on the total unused amount of the Facility. The Fund retains the economic exposure to fluctuations in the value of securities subject to reverse repurchase agreements under the Facility and therefore these transactions are considered secured borrowings for financial reporting purposes. The Fund also continues to receive the economic benefit of interest payments received on securities subject to reverse repurchase agreements, in the form of a direct payment from the counterparty. These payments are included in interest income on the Statement of Operations. Total fees and interest related to the Fund’s participation in the Facility during the year ended July 29, 2011 are included in expenses on the Fund’s Statement of Operations and equal 0.01% of the Fund’s average net assets on an annualized basis.
     The securities subject to reverse repurchase agreements under the Facility are valued on a daily basis. To the extent this value, after adjusting for certain margin requirements of the Facility, exceeds the cash proceeds received, the Fund may request the counterparty to return securities equal in margin value to this excess. To the extent that the cash proceeds received exceed the margin value of the securities subject to the transaction, the counterparty may request additional securities from the Fund. The Fund has the right to declare the first or fifteenth day of any calendar month as the repurchase date for any outstanding reverse repurchase agreement upon delivery of advanced notification and may also recall any security subject to such a transaction by substituting eligible securities of equal or greater margin value according to the Facility’s terms.
     The Fund executed no transactions under the Facility during the year ended July 29, 2011.

NOTES TO FINANCIAL STATEMENTS Continued
7. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal and state courts against the Manager, the Distributor and certain Oppenheimer mutual funds — including the Fund —advised by the Manager and distributed by the Distributor (the “Defendant Funds”). Several of these lawsuits also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The lawsuits raise claims under federal and state securities laws and state common law and allege, among other things, that the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions and that the respective Defendant Fund’s investment policies were not followed. The plaintiffs in these actions seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. On June 1, 2011, the U.S. District Court for the District of Colorado gave preliminary approval to stipulations and agreements of settlement in certain purported class action lawsuits involving two Defendant Funds, Oppenheimer Champion Income Fund and Oppenheimer Core Bond Fund. Those settlements are subject to the final approval of the court. Final approval of the settlements also requires that a sufficient number of class members approve the settlement to induce the settling defendants to proceed with it. These settlements do not resolve any of the outstanding lawsuits relating to the Fund, nor any other lawsuits outstanding against Oppenheimer Champion Income Fund, Oppenheimer Core Bond Fund or other Defendant Funds.
     In 2009, what are claimed to be derivative lawsuits were filed in New Mexico state court against the Manager and a subsidiary (but not against the Fund) on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts against the Manager and certain of its affiliates by investors seeking to recover investments they allegedly lost as a result of the “Ponzi” scheme run by Bernard L. Madoff and his firm, Bernard L. Madoff Investment Securities, LLC (“BLMIS”). Plaintiffs in these suits allege that they suffered losses as a result of their investments in several funds managed by an affiliate of the Manager and assert a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and awards of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer mutual funds invested in any funds or accounts managed by Mr. Madoff or BLMIS. On February 28, 2011, a stipulation of partial settlement of certain purported class action lawsuits relating to these matters was filed in the U.S. District Court for the Southern District of New York. On August 8, 2011, the court issued a ruling approving the settlement as fair, reasonable and adequate. The court’s approval of the settlement is subject to potential appeal by claimants.

On July 29, 2011, a stipulation of settlement between certain affiliates of the Manager and the Trustee appointed under the Securities Investor Protection Act to liquidate BLMIS was filed in the U.S. Bankruptcy Court for the Southern District of New York to resolve purported preference and fraudulent transfer claims by the Trustee. This settlement is subject to the final approval of the court. The aforementioned settlements do not resolve any of the other outstanding lawsuits relating to these matters.
     On April 16, 2010, a lawsuit was filed in New York state court against the Manager, an affiliate of the Manager and AAArdvark IV Funding Limited (“AAArdvark IV”), an entity advised by the Manager’s affiliate, in connection with investments made by the plaintiffs in AAArdvark IV. Plaintiffs allege breach of contract against the defendants and seek compensatory damages, costs and disbursements, including attorney fees. On July 15, 2011, a lawsuit was filed in New York state court against the Manager, an affiliate of the Manager and AAArdvark I Funding Limited (“AAArdvark I”), an entity advised by the Manager’s affiliate, in connection with investments made by the plaintiffs in AAArdvark I. The complaint alleges breach of contract against the defendants and seeks compensatory damages, costs and disbursements, including attorney fees.
     The Manager believes the lawsuits described above are without legal merit and, with the exception of actions it has agreed to settle, is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to represent the Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer mutual funds.